Exhibit 23.1

Consent of Independent Auditors

      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 29, 2002 in Amendment No. 6 to the Registration Statement (Form S-3 No. 333-100731) and related Prospectus Supplements of The Timken Company dated February 11, 2003.

/s/ ERNST & YOUNG LLP

Canton, Ohio

February 11, 2003